ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090501

Filed in the office of	Document Number 20120192066-09
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/19/2012 2:30 PM
	Entity Number E0591462007-9

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Oryon Holdings, Inc.

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☒ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☒ Articles have been deleted.
- ☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

Articles 3 and 4 have been amended
Articles 4, 6, and 7 have been deleted
Articles 4, 6, 7, and 8 have been added

4. Effective date and time of filing: (optional) Date: ______ Time: ______
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ORYON HOLDINGS, INC.

AMENDED AND RESTATED
ARTICLES OF INCORPORATION

Pursuant to the provisions of the Nevada Revised Statutes (the "***NRS***"), including NRS 78.403, the undersigned corporation hereby adopts these Amended and Restated Articles of Incorporation (these "***Restated Articles***") of Oryon Holdings, Inc. (the "***Corporation***"), Entity Number E0591462007-9, which amends, restates and replaces in its entirety the Articles of Incorporation of the Corporation, filed with the Secretary of State of the State of Nevada on August 22, 2007 as amended by the Certificate of Amendment filed June 25, 2010, the Articles of Merger filed November 4, 2011 and the Certificate of Amendment filed November 4, 2011 (collectively, the "***Original Articles***").

1. The Original Articles are hereby amended by these Restated Articles to (a) restate Article 1 of the Original Articles to restate the name of the Corporation; (b) restate Article 2 of the Original Articles to restate the resident agent; (c) amend Article 3 of the Original Articles to redesignate the shares of capital stock of the Corporation into classes and set forth the respective terms of each class of capital stock of the Corporation; (d) delete Article 4 of the Original Articles; (e) amend and restate Article 5 of the Original Articles to restate the purpose the Corporation; (f) delete Article 6 of the Original Articles; (g) delete Article 7 of the Original Articles; (h) add Article IV of these Restated Articles regarding stockholder action by written consent; (i) add Article VI of these Restated Articles regarding the Board of Directors' authority to make, alter and repeal bylaws; (j) add Article VII of these Restated Articles regarding voting for directors by written ballot; and (k) add Article VIII of these Restated Articles regarding personal liability of directors and indemnification.

2. Each such amendment made by these Restated Articles has been effected in accordance with the provisions of the NRS and the governing documents of the Corporation. Each such amendment to the Original Articles and these Restated Articles have been approved in the manner required by the NRS and the governing documents of the Corporation.

3. The Original Articles are hereby superseded in their entirety by the following Restated Articles, which accurately copies the Original Articles, as amended by these Restated Articles. These Restated Articles do not contain any other changes in the Original Articles except for the information permitted to be omitted by the provisions of the NRS applicable to the Corporation.

ARTICLE I
NAME

The name of the entity is Oryon Holdings, Inc. (the "***Corporation***").

ARTICLE II
REGISTERED AGENT

The street address of the registered agent of the Corporation is 1645 Village Center Circle, Suite 170, Las Vegas, Nevada 89134 and the name of its registered agent at such address is VCORP Services, LLC.

ARTICLE III
CAPITALIZATION

3.1 **Authorized Shares**. The total number of shares of all classes of stock the Corporation is authorized to issue is 650,000,000 shares. The Corporation shall have two classes of shares, consisting of 600,000,000 Common Shares, par value $0.001 per share (the "***Common Shares***"), and 50,000,000 Preferred Shares, par value $0.001 per share (the "***Preferred Shares***"). The Board of Directors of the Corporation (the "***Board***") is expressly vested with the authority to establish one or more series of unissued shares of any class by fixing and determining the designation and preferences, limitations and other relative rights, including voting rights, thereof as shall be stated in the resolution(s) adopted by the Board providing for the issuance of such series and included in a statement of resolutions.

3.2 **Preferred Shares**. The Board or a duly appointed committee of the Board is expressly vested with the authority to establish one or more additional series of unissued Preferred Shares by fixing and determining the designation and preferences, limitations and other relative rights, including voting rights, thereof as shall be stated in the resolution(s) adopted by the Board providing for the issuance of such series and included in a statement of resolutions (a "***Preferred Share Resolution***"). The authority of the Board and any duly appointed committee thereof with respect to fixing the designation and preferences, limitations and other relative rights of each such series of Preferred Shares shall include, but not be limited to, determination of the following:

(a) the distinctive designation and number of shares of that series;

(b) the rate of dividends (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of shares of the Corporation;

(c) the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

(d) whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed and whether such redemption is at the option of the Corporation, the stockholder or another person or upon the occurrence of a designated event);

(e) the rights of the holders of shares of that series in the event of voluntary or involuntary winding up or termination of the corporation (which rights may be different if such

action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of shares of the Corporation;

(f) the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

(g) whether shares of that series shall be exchangeable for shares, obligations, indebtedness, evidence of ownership, rights to purchase securities or other securities of the Corporation or of any other corporation or entity, or for other property or for any combination of the foregoing, and, if provision be made for exchange, the times, prices, rates, adjustments and other terms and conditions of such exchange (including whether such exchange is at the option of the Corporation, the stockholder or another person or upon the occurrence of a designated event);

(h) whether shares of that series are convertible into shares of any other class or series of shares of the Corporation, and if provision be made for conversion, the times, prices, rates, adjustments and other terms and conditions of such conversion (including whether such conversion is at the option of the Corporation, the stockholder or another person or upon the occurrence of a designated event);

(i) the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights provided by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

(j) the extent, if any, to which holders of shares of that series shall have preemptive rights to acquire unissued or treasury shares of the Corporation;

(k) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Shares ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

(l) any other repurchase obligations of the Corporation, subject to any limitations of applicable law; and

(m) any other designations, powers, preferences, rights, qualifications, limitations or restrictions of shares of that series.

3.3 **Common Shares.**

(a) Voting. The holders of Common Shares shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of Common Shares are entitled to vote. Except as otherwise provided by law or these Amended and Restated Articles of Incorporation (including any Preferred Share Resolution), at any annual or special meeting of the stockholders the Common Shares shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

(b) Dividend. Subject to the rights of the holders of Preferred Shares, the holders of Common Shares shall be entitled to receive such dividends and other distributions when, as and if declared thereon by the Board from time to time out of any assets or funds of the

Corporation legally available therefor, and shall share pro rata on a per share basis in such dividends and other distributions.

(c) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, winding-up or other termination of the Corporation, after payment or provision for payment of the debts, liabilities and other obligations of the Corporation and subject to the rights of the holders of Preferred Shares in respect thereof, the holders of Common Shares shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of Common Shares held by them.

(d) Redemption. The Common Shares are not redeemable.

ARTICLE IV
ACTIONS BY STOCKHOLDERS WITHOUT A MEETING

Any action required to be taken at any annual or special meeting of stockholders, and any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if before or after the action a written consent setting forth the action so taken is signed by the holder or holders of shares holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

ARTICLE V
PURPOSE

The purpose for which the Corporation is organized is the transaction of any or all lawful business for which a for-profit corporation may be formed under the NRS.

ARTICLE VI
BYLAWS

Except as otherwise set forth herein, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

ARTICLE VII
ELECTION OF DIRECTORS

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION

8.1 **Limitation of Liability**. No person who is or was a director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for an act or omission in such person's capacity as a director or officer of the Corporation, except to the extent such limitation or elimination of liability is not permitted by applicable law, as the same exists or hereafter may be changed. If applicable law is hereafter changed to authorize corporate action further limiting or eliminating the liability of directors or officers, then the liability of a director or officer to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by applicable law, as so changed. Any repeal

or amendment of this Section 8.1 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of these Amended and Restated Articles of Incorporation inconsistent with this Section 8.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors or officers) and shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

8.2 **Indemnification.**

(a) Each person who was or is a respondent or defendant, or is threatened to be made a respondent or defendant, or testifies or otherwise participates, in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding (any of the foregoing hereinafter called a "***proceeding***"), whether or not by or in the right of the Corporation, because such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, manager, partner, member, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of another foreign or domestic corporation, limited or general partnership, limited liability company, business trust, real estate investment trust, joint venture, joint stock company, cooperative, association, bank, insurance company, credit union, association, proprietorship, trust, employee benefit plan, other enterprise or other organization (hereinafter a "***Covered Person***") shall be indemnified by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be changed, against all judgments (including arbitration awards), court costs, penalties, excise and similar taxes, fines, settlements, reasonable attorneys' fees and other expenses (all of the foregoing hereinafter called "***expenses***") actually incurred by such person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, manager, partner, member, venturer, proprietor, trustee, employee, administrator, agent or similar functionary and shall inure to the benefit of such person's heirs, executors and administrators. The right to indemnification conferred by this Section 8.2 shall be a contract right that shall fully vest at the time the Covered Person first assumes such Covered Person's position as a director or officer of the Corporation and shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition upon receipt by the Corporation of a written affirmation by the Covered Person of the Covered Person's good faith belief that the person has met the standard of conduct necessary for indemnification under the NRS and a written undertaking by or on behalf of the person to repay all amounts so advanced if it shall be ultimately determined by final judicial decision from which there is no further right to appeal that the Covered Person has not met that standard or that indemnification of the Covered Person against expenses incurred by such person in connection with that proceeding is prohibited by the NRS.

(b) The rights conferred on any Covered Person by this Section 8.2 shall not be exclusive of any other rights that any Covered Person may have or hereafter acquire under law, these Restated Articles, the bylaws of the Corporation, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 8.2, will, unless otherwise required by law, be prospective only (except to the extent such amendment, change in law or adoption permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.

IN WITNESS WHEREOF, the undersigned has caused these Amended and Restated Articles of Incorporation to be duly executed on the 19th day of March, 2012.

ORYON HOLDINGS, INC.

By: /s/ Crystal Coranes
Name: Crystal Coranes
Title: President